SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        COMTECH TELECOMMUNICATIONS CORP.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      4.    Date Filed:

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

                                     COMTECH
                            TELECOMMUNICATIONS CORP.

                                 105 Baylis Road
                            Melville, New York 11747

                                          November 6, 2000

To Our Stockholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Comtech Telecommunications Corp. The meeting will be held at 10:00 a.m. on December 12, 2000 at the Marriott Hotel, 1350 Old Walt Whitman Road, Melville, New York 11747. Copies of the Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card are enclosed.

I believe that the annual meeting provides an excellent opportunity for stockholders to become better acquainted with Comtech and its directors and officers. I hope that you will be able to attend and I look forward to greeting as many stockholders as possible.

It is important that your shares are voted at this meeting. Whether or not you are able to attend in person, the prompt execution and return of your enclosed proxy card in the envelope provided will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitations. If you later decide to attend the annual meeting, you may revoke your proxy and vote in person.

                                        Sincerely,


                                        FRED KORNBERG
                                        Chairman, Chief
                                        Executive Officer
                                        and President

                                     COMTECH
                            TELECOMMUNICATIONS CORP.

                                 105 Baylis Road
                            Melville, New York 11747

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 12, 2000

The annual meeting of Stockholders of COMTECH TELECOMMUNICATIONS CORP. (the "Company") will be held at the Marriott Hotel, 1350 Old Walt Whitman Road, Melville, New York 11747, on Tuesday, December 12, 2000 at 10:00 a.m., local time, for the following purposes:

      1.    To elect two directors;

      2. To approve an amendment to the Company's 2000 Stock Incentive Plan increasing the number of shares of the Company's Common Stock subject to awards under the Plan or with respect to which awards may be granted;

      3.    To approve the 2001 Employee Stock Purchase Plan;

      4.    To ratify the selection of auditors for the current fiscal year; and

      5. To transact such other business as may properly come before the meeting.

The Board of Directors unanimously recommends that the Stockholders vote "for" Proposals 1, 2, 3 and 4 to be presented to Stockholders at the Annual Meeting.

All shareholders are invited to attend the meeting. Stockholders of record at the close of business on October 13, 2000, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,


                                        Gail Segui
                                        Secretary

November 6, 2000

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD IN ORDER THAT WE HAVE A QUORUM, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE (TO WHICH THE SENDER NEED AFFIX NO POSTAGE IF MAILED WITHIN THE UNITED STATES). IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, YOU SHOULD SIGN AND RETURN EACH SUCH PROXY TO ASSURE THAT YOU VOTE ALL OF YOUR SHARES. ALL REGISTERED HOLDERS SHOULD SIGN THE PROXY EXACTLY AS THE STOCK IS REGISTERED.

                                     COMTECH
                            TELECOMMUNICATIONS CORP.

                                 105 Baylis Road
                            Melville, New York 11747

                                 PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Comtech Telecommunications Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on December 12, 2000, and at any adjournment thereof (the "Annual Meeting"). It may be revoked at any time before exercise by delivering a written notice of revocation to the Secretary of the Company, by executing a subsequent proxy and presenting it to the Secretary of the Company, or by attending the Annual Meeting and voting in person. All proxies will be voted in accordance with the stockholders' instructions. If no directions are specified, the proxies will be voted for the nominees for election as directors and in favor of the matters set forth in the accompanying Notice of Annual Meeting. A stockholder may choose to strike the names of the proxy holders named in the enclosed proxy and may insert other names.

Only stockholders of record of the Company's Common Stock, par value $.10 (the "Common Stock"), at the close of business on October 13, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof, with each holder having one vote per share. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any reason germane to the Annual Meeting, during ordinary business hours during the ten days prior to the Annual Meeting at the Company's offices, 105 Baylis Road, Melville, New York 11747. As of the Record Date, approximately 7,268,476 shares of Common Stock were outstanding. It is anticipated that the mailing to Stockholders of this Proxy Statement and the enclosed proxy will commence by November 6, 2000.

The presence, in person or by proxy, of the holders of record at the close of business on the Record Date of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast (i.e., the two nominees receiving the greatest number of votes will be elected as directors). Stockholder approval of the amendment to the Company's 2000 Stock Incentive Plan, the approval of the Company's 2001 Employee Stock Purchase Plan, and the ratification of the selection of auditors will require the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote on such proposal.

Abstentions and broker non-votes with respect to any proposal (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted for purposes of determining the presence or absence of a quorum. Abstentions also will be counted in determining the number of shares present and entitled to vote on such proposal, but broker non-votes are not counted as entitled to vote thereon.

           PRINCIPAL STOCKHOLDERS OF COMTECH TELECOMMUNICATIONS CORP.

To the Company's knowledge, the following persons individually, or as a group, beneficially own more than 5% of the Company's outstanding Common Stock (its only outstanding class of voting securities) as of October 13, 2000. Unless otherwise indicated, each person has sole voting and investment power with respect to such person's shares.

                                      Amount of
  Name of Beneficial Owner       Beneficial Ownership      Percent of Class
  ------------------------       --------------------      ----------------

Fred Kornberg (1)                      366,000                    5.0
105 Baylis Road
Melville, NY 11747

Lord Abbett & Company (2)              751,940                   10.3
767 Fifth Avenue
New York, NY  10153-0203

S Squared Technology Corp. (2)         370,900                    5.1
515 Madison Avenue
Suite 4200
New York, NY 10022

----------
(1) Includes 115,500 shares that Mr. Kornberg may acquire by the exercise of vested stock options. Does not include the unvested portion of options described elsewhere in this proxy statement. Does not include 3,000 shares held in a Family Limited Partnership for which Mr. Kornberg is a General Partner, and has a 1% ownership in, and for which he disclaims beneficial ownership.

(2) The information presented in the table for Lord Abbett & Company and S Squared Technology Corp. is based upon a Schedule 13F, filed by each of them with the Securities and Exchange Commission.

                              ELECTION OF DIRECTORS

The Company's Board of Directors is divided into three classes, with each class having two members. Members of the Board are elected for three-year terms, with the term of office of one class expiring at each Annual Meeting of Comtech's stockholders. Mr. Goldberg and Dr. Bugliarello are in the class whose term of office expires in 2000. Mr. Kornberg and Mr. Weiner are in the class whose term of office expires in 2001 and Mr. Nocita and Dr. Payne are in the class whose term expires in 2002.

Certain information concerning the directors who are being nominated for reelection at the meeting and the incumbent directors whose terms of office continue after the Annual Meeting and executive officers of the Company named in the section "Executive Compensation" and all directors and executive officers as a group, is set forth below.

While the Board of Directors has no reason to believe that either Mr. Goldberg or Dr. Bugliarello will not be available as a candidate for election, should such a situation arise, the enclosed proxy may be voted for the election of another nominee or nominees in the discretion of the persons acting pursuant to the proxy.

                   NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                             Shares
                                                                                          Beneficially
                                                                For Term     Served As       Owned         Percent
                                                                Expiring     Director      October 13,       of
              Name                Principal Occupation   Age        In         Since          2000          Class
              ----                --------------------   ---        --         -----          ----          -----
Richard L .Goldberg(1)(2)(5)      Partner, Proskauer      64     3 years       1983          28,177           *
                                  Rose LLP

George Bugliarello(1)(4)(5)       Chancellor,             73     3 years       1977          30,600           *
                                  Polytechnic
                                  University of NY

  INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING
                         AND CERTAIN EXECUTIVE OFFICERS

                                                                                            Shares
                                                                                         Beneficially
                                                                  Term       Served As      Owned         Percent
                                                                 Expires     Director      October 13,      of
              Name                Principal Occupation   Age       In         Since          2000          Class
              ----                --------------------   ---       --         -----          ----          -----
Fred Kornberg (1)(2)              Chairman, Chief          64     1 year       1971          366,000         5.0
                                  Executive Officer
                                  and President of the
                                  Company

Sol S. Weiner (1)(3)(4)           President, Sol S.        81     1 year       1980           48,000          *
                                  Weiner Investments,
                                  Inc.

Gerard R. Nocita (1)(3)(4)(5)     Private Investor         64     2 years      1993            1,500          *

John B. Payne(1)(2)(3)            President and CEO of     65     2 years      1993           43,050          *
                                  Nucomm, Inc.

Richard L. Burt (1)               Senior Vice              59       --          --           117,396         1.6
                                  President; President
                                  of Comtech Systems,
                                  Inc.

J. Preston Windus, Jr. (1)        Senior Vice              57       --          --            90,000         1.2
                                  President, Chief
                                  Financial Officer;
                                  President of Comtech
                                  PST Corp.

Robert L. McCollum(1)             Senior Vice              51       --          --           106,500         1.5
                                  President; President
                                  of Comtech EF Data
                                  Corp.

Gail Segui (1)                    Secretary and            54       --          --            11,400          *
                                  Treasurer of the
                                  Company

All directors and executive                                                                  842,623        11.1
officers as a group (10 persons)

----------
*     Less than one percent (Footnotes on next page)

(1) Includes the following shares of Common Stock with respect to which such persons have the right to acquire beneficial ownership within sixty days from such date: Mr. Kornberg 115,500 shares; Mr. Nocita 1,500 shares; Mr. Weiner 1,500 shares; Mr. Goldberg 3,000 shares; Dr. Bugliarello 1,500 shares; Dr. Payne 3,000 shares; Mr. Burt 91,488 shares; Mr. McCollum 30,000 shares; Ms. Segui 7,650 shares; Mr. Windus 50,250 shares; and all directors and officers as a group 305,388 shares. These respective shares were deemed to be outstanding for purposes of calculating the respective percentages owned.

(2)   Member of Executive Committee

(3)   Member of Audit Committee

(4)   Member of Executive Compensation Committee

(5)   Member of Nominating Committee

      Mr. Goldberg has been a director of the Company since 1983. He has also been a partner since 1990 in the law firm of Proskauer Rose LLP, which renders legal services to the Company. Prior to 1990, Mr. Goldberg was a partner since 1966 of the firm Botein Hays & Sklar.

      Dr. Bugliarello has been a director of the Company since 1977. He has also been Chancellor of the Polytechnic University since 1994 and was President of the University from 1973 to 1994. He is also a director of KeySpan Energy, The Lord Corporation, and Symbol Technologies Inc.

      Mr. Kornberg has been Chief Executive Officer and President of the Company since 1976. Prior to that, he was the Executive Vice President of the Company from 1971 to 1976 and the General Manager of the telecommunications transmission segment.

      Mr. Weiner has been a director of the Company since 1980. He is President of Sol S. Weiner Investments, Inc. Previously he was Managing Director of Stenhouse, Weiner, Sherman, Ltd., commodity pool managers, from 1982 to 1994. He is also a director of Universal Automotive Industries, Inc.

      Mr. Nocita has been a director of the Company since 1993. He is a private investor. He was Treasurer of the Incorporated Village of Patchogue from 1993 to 1996. He was affiliated with the Company from our inception in 1967 until 1993.

      Dr. Payne has been a director of the Company since 1993. He has also been the President and Chief Executive Officer of Nucomm, Inc. since 1990. Nucomm, Inc. produces products for satellite news gathering services. From 1973 through 1990 he was President and Chief Executive Officer of Communications Technologies, Inc.

      Mr. Burt has been President of Comtech Systems since 1989 and Vice President since its founding in 1984. He became a Senior Vice President of Comtech Telecommunications in 1998 and had been a Vice President since 1992. Mr. Burt first joined Comtech in 1979.

      Mr. Windus has been a Senior Vice President since 1998. He has served as Chief Financial Officer of Comtech Telecommunications since 1993. From 1993 to 1998, he also served as a Vice President of Comtech Telecommunications. He became President of Comtech PST in 1995. Mr. Windus was President of Fairchild Data Corp., a satellite modem manufacturer, from 1989 to 1993.

      Mr. McCollum was appointed Senior Vice President of Comtech Telecommunications in April 2000 and had been a Vice President since 1996. He founded Comtech Communications Corp. in 1994 and had been its President since its formation until July 2000. At that time, the Company acquired the EF Data business, combined it with Comtech Communications Corp. to form Comtech EF Data Corp., and appointed Mr. McCollum its President.

      Ms. Segui has been the Secretary and Treasurer of Comtech since 1998 and the Corporate Controller of Comtech since 1990. She joined Comtech in 1987 as Accounting Manager. Prior to joining Comtech, Ms. Segui served as Accounting Manager of Photronics from 1984 to 1987.

During the past fiscal year, the Audit Committee of the Board of Directors held three meetings. The functions of the Committee include recommending to the Board the engagement of independent auditors, directing investigations into matters relating to audit functions, reviewing the plan and results of audits with the Company's auditors, reviewing the Company's internal accounting controls and approving services to be performed by the Company's auditors and related fees. The Board of Directors has determined that all members of the Audit Committee are "independent" as defined in the applicable standards of the Nasdaq National Market. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the current charter is attached hereto as Appendix C.

The Executive Compensation Committee of the Board of Directors considers and authorizes remuneration arrangements for senior management; the Committee also constitutes the Stock Option Committee of the Board of Directors, which administers the Company's stock option plans. The Committee held three meetings during the past fiscal year.

The Executive Committee of the Board of Directors did not hold any meetings during the past fiscal year. Except as limited by law, the Executive Committee has the authority to act upon all matters requiring Board approval.

The Nominating Committee identifies and evaluates candidates for election as members of the Board of Directors and reports its findings to the full Board. The Nominating committee held one meeting during the past fiscal year.

The Board of Directors held twelve meetings during the past fiscal year.

The Board of Directors recommends a vote FOR the reelection of Richard L. Goldberg and George Bugliarello to the Board of Directors.

                   APPROVAL OF THE AMENDMENT TO THE COMPANY'S
                            2000 STOCK INCENTIVE PLAN

The Company's stockholders are being asked to approve the adoption of an amendment to the Comtech Telecommunications Corp. 2000 Stock Incentive Plan (the "Plan").

On October 19, 2000, the Company's Board of Directors approved the amendment to the Plan, subject to stockholder approval, to provide that the aggregate number of shares of the Company's Common Stock subject to awards under the Plan or with respect to which awards may be granted be increased by 350,000 shares.

The Board of Directors believes the amendment to the Plan is in the best interests of the Company and its stockholders and is intended to enhance the profitability and value of the Company for the benefit of its stockholders. The increase in the number of shares of Common Stock under the Plan is necessary due to the substantial increase in the Company's workforce, primarily as a result of the acquisition in July 2000 of the EF Data business of Adaptive Broadband Corporation. That acquisition has nearly doubled the Company's total workforce and brought to the Company many employees who enjoyed participation in the stock-based compensation plans of Adaptive Broadband, a publicly-held company. Moreover, the Board of Directors believes that in an increasingly competitive environment for qualified technical, sales, marketing and other personnel, the ability of the Company to make equity-based awards will continue to be a key factor in the recruitment and retention of such personnel.

On October 19, 2000 the Company's Board of Directors also adopted amendments to the Plan for which stockholder approval is not required or being sought at the Annual Meeting, to (a) provide for forfeiture of any award under the Plan of any
(i) Stock Option; (ii) Stock Appreciation Right; (iii) Restricted Stock; (iv) Performance Share; (v) Performance Unit; or (vi) Other Stock-Based Award if a recipient engages in any detrimental activity as described below; (b) commencing August 1, 2001, increase the number of shares of Common Stock subject to a stock option granted to a non-employee director each August 1 from 1,500 shares to 3,500 shares, authorize the grant, on November 6, 2000, to each non-employee director of a stock option to purchase 2,000 shares of Common Stock and eliminate the 15,000 shares limit on total option grants to any non-employee director; (c) eliminate the thirty day period during which a recipient (other than a non-employee director) may exercise his or her options following a voluntary termination; (d) provide for full vesting of stock options granted to a non-employee director upon death; and (e) except in the case of a termination of directorship due to cause (as defined in the Plan), provide that stock options granted to non-employee directors will no longer expire within one year following their termination of directorship and, instead, will expire at the end of the option's stated term.

Examples of detrimental activity include disclosing confidential information about the Company, soliciting employees or customers, disparaging the Company, or engaging in competitive activities. If a recipient engages in detrimental activity (as defined in the Plan) prior to, or during the one year period following the later of the recipient's termination of employment or exercise or vesting of an award, all awards will be immediately forfeited and the Company shall be entitled to recover from the recipient at any time within one year after the later of termination of employment or exercise (or vesting) of an award, any gain realized as a result of the exercise (or vesting) of the award.

The Board of Directors recommends approval of the amendment to the Plan increasing the number of shares thereunder. The following description of the Plan is a summary and is qualified in its entirety by reference to the Plan and the amendment. A copy of the amendment is attached hereto as Appendix A to this proxy statement and a copy of the Plan is available from Investor Relations at the Corporate Offices, 105 Baylis Road, Melville, NY 11747.

Administration

The Plan is administered and interpreted by a committee or subcommittee of the Board appointed from time to time by the Board (the "Committee"), consisting of two or more non-employee directors, each of whom is intended to be a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an outside director as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Currently, the Stock Option Committee serves as the Committee for the Plan. With respect to awards to non-employee directors, the Plan is administered by the Board of Directors and all references to the Committee are deemed to refer to the Board of Directors for this purpose.

The Committee has the full authority to administer and interpret the Plan to grant discretionary awards under the Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award and to make all other determinations in connection with the Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable.

The terms and conditions of individual awards are set forth in written agreements which are consistent with the terms of the Plan. Awards under the Plan may not be made on or after the tenth anniversary of the earlier of the adoption of the Plan or the date of stockholder approval, but awards granted prior to such date may extend beyond that date.

Eligibility and Types of Awards

All employees and consultants of the Company and its affiliates (including prospective employees and consultants) are eligible to be granted nonqualified stock options, stock appreciation rights, restricted stock, performance shares, performance units, other stock-based awards and awards providing benefits similar to those listed above which are designed to meet the requirements of non U.S. jurisdictions under the Plan. In addition, employees of the Company and its affiliates that qualify as subsidiaries or parent corporations (within the meaning of Section 424 of the Code) are eligible to be granted incentive stock options ("ISOs") under the Plan. Non-employee directors of the Company are eligible to receive nondiscretionary grants of nonqualified stock options.

Available Shares

Under the Plan, as amended, the aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Plan or with respect to which awards may be granted may not exceed 850,000 shares of Common Stock plus 882,935 shares of Common Stock relating to outstanding awards that were previously granted under the 1982 Incentive Stock Option Plan and the 1993 Incentive Stock Option Plan, as amended (the "Existing Option Plans") which have been transferred to the Plan, for a total share limit of 1,732,935 shares of Common Stock. The terms applicable to these awards in effect prior to the Plan's assumption of these awards continue to apply.

The maximum number of shares of Common Stock with respect to which any option, stock appreciation right or award of performance shares or award or restricted stock for which the grant of such award or lapse of the relevant restriction period is subject to attainment of pre-established performance goals (in accordance with Code Section 162 (m)) which may be granted under the Plan during any fiscal year of the Company to any individual will be 100,000 shares per type of award, provided that the maximum number of shares of Common Stock for all types of awards does not exceed 100,000 during any fiscal year. The maximum value at grant of performance units which may be granted under the Plan during any fiscal year of the Company to any individual will be $100,000. To the extent that shares of Common Stock for which awards are permitted to be granted to an individual during a fiscal year are not covered by an award in a fiscal year, the number of shares of Common Stock available for awards to such individual will automatically increase in subsequent fiscal years until used.

The aggregate number of shares of Common Stock available under the Plan as well as the maximum number of shares that may be granted are subject to appropriate adjustment by the Committee in the event of changes in the Company's capital structure or business by reason of certain corporate transactions or events.

Awards Under the Plan

Stock Options. The Committee may grant nonqualified stock options and ISOs to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed 10 years (or five years in the case of an ISO granted to a 10% shareholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No ISO or nonqualified stock option which is intended to be performance based for purposes of Code Section 162(m) may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an ISO granted to a 10% shareholder, 110% of fair market value).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion. Payment of an option's exercise price may be made: (i) in cash or by check, bank draft or money order, (ii) through a "cashless exercise" procedure whereby the recipient delivers irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price, or (iii) on such other terms and conditions as may be acceptable to the Committee.

Stock Appreciation Rights. The Committee may grant stock appreciation rights ("SARs") either with a stock option which may be exercised only at such times and to the extent the related option is exercisable ("Tandem SAR") or independent of a stock option ("Non-Tandem SARs"). An SAR is a right to receive a payment either in cash or common stock, as the Committee may determine, equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of the Common Stock on the date of grant in the case of a Non-Tandem SAR.

Restricted Stock. The Committee may award "restricted" shares of Common Stock. Upon the award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient's restricted stock agreement. The Committee may, in its sole discretion, determine at grant, that the payment of dividends, if any, shall be deferred until the expiration of the applicable restriction period. Recipients of restricted stock are required to enter into a restricted stock agreement with the Company which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restriction is based on the attainment of objective performance goals, the Committee shall establish the performance goals, formulae or standards and the applicable vesting percentage for the restricted stock award applicable to each recipient while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals will be based on one or more of the following criteria ("Performance Criteria"): (i) revenues, income before income taxes and extraordinary income, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) after-tax or pre-tax profits; (iii) operational cash flow; (iv) level of, reduction of, or other specified objectives with regard to the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders' equity;
(viii) economic value added targets; (ix) fair market value of the shares of Common Stock; and (x) the growth in the value of an investment in Common Stock assuming the reinvestment of dividends. In addition, such performance goals may be based upon the attainment of specified levels of Company (or a subsidiary, division or other operational unit of the Company) performance under one or more of the measures described relative to the performance of other corporations. To the extent permitted under the Code, the Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

Performance Units and Performance Shares. The Committee may grant performance shares entitling recipients to receive a fixed number of shares of Common Stock or the cash equivalent thereof, as determined by the Committee in its sole discretion, upon the attainment of performance goals established by the Committee (based on the Performance Criteria), based on a specified performance period. The Committee may also grant performance units entitling recipients to receive a value payable in cash or shares of Common Stock, as determined by the Committee, upon the attainment of performance goals established by the Committee (based on the Performance Criteria), for a specified performance cycle. The Committee may subject such grants of performance shares and performance units to such vesting and forfeiture conditions as it deems appropriate.

Other Stock-Based Awards. The Committee may grant awards of Common Stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock and may be granted either alone or in addition to or in tandem with stock options, stock appreciation rights, restricted stock, performance shares or performance units.

The Committee also determines the purchase price to be paid, if any, by a recipient to purchase other stock-based awards (including, without limitation, shares of Common Stock). The purchase of shares of Common Stock or other stock-based awards may be made on either an after-tax or pre-tax basis, as determined by the Committee; provided, however, that if the purchase is made on a pre-tax basis, such purchase will be made pursuant to a deferred compensation program established by the Committee, which will be deemed to be part of the Plan.

Change in Control

Unless determined otherwise by the Committee at the time of grant, and except to the extent provided in the applicable award agreement, the recipient's employment agreement or other agreement approved by the Committee, accelerated vesting or lapsing of restrictions of awards will occur upon a change in control of the Company (as defined in the Plan). Upon a change in control of the Company, options granted to non-employee directors will be subject to the rules described below.

Non-Employee Director Stock Option Grants

The Plan authorizes the automatic grant of nonqualified stock options to each non-employee director, without further action by the Board or the stockholders, as follows: (i) options to purchase 3,000 shares of Common Stock will be granted to each non-employee director as of the date he or she begins service as a non-employee director on the Board, provided that such service begins after the Plan's effective date; and (ii) options to purchase 3,500 shares of Common Stock commencing on August 1, 2001 will be granted to each non-employee director as of each August 1, provided that the non-employee director has served as a director for at least 6 months; and (iii) options to purchase 2,000 shares of Common Stock will be granted to each non-employee director serving on the Board as of November 6, 2000. The exercise price per share of such options will be the fair market value of the Common Stock at the time of grant. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable one year after the date of grant, provided that the option may be vested only during the continuance of his or her service as a director of the Company. All options granted to non-employee directors and not previously exercisable will become fully exercisable upon death and immediately upon a change in control of the Company (as defined in the Plan).

Amendment and Termination

The Board or Committee may at any time, amend any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise. However, no amendment may be made without the approval of the Company's stockholders in accordance with the laws of the State of Delaware, to the extent required under Section 162(m) of the Code, or to the extent applicable to ISOs,
Section 422 of the Code, which would: (i) increase the aggregate number of shares of Common Stock that may be issued; (ii) increase the maximum individual participant share limitations for a fiscal year; (iii) change the classification of employees or consultants eligible to receive awards; (iv) decrease the minimum exercise price of any stock option or SAR; (v) extend the maximum option term; (vi) materially alter the Performance Criteria; or (vii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to ISOs, Section 422 of the Code.

Miscellaneous

Awards granted under the Plan are generally nontransferable, except that the Committee may provide for the transferability of nonqualified stock options to a recipient's family member (as defined in the Plan) at the time of grant or thereafter. The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Certain Federal Income Tax Consequences Relating to the Plan

The following discussion of the principal U.S. federal income tax consequences with respect to options under the Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state, local, estate and social security tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an ISO and the Company will not realize an income tax deduction at either time. If the employee does not sell the Common Stock received pursuant to the exercise of an ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise, a subsequent sale of the Common Stock will result in long-term capital gain or loss to the employee and will not result in a tax deduction to the Company. Capital gains rates may be reduced in the case of a longer holding period.

If the employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, the employee will generally realize as ordinary income an amount equal to the lesser of: (1) the fair market value of the Common Stock on the date of exercise over the option's exercise price, or (2) the amount realized upon disposition over the exercise price. In this event, the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of the amount realized by the employee as ordinary income will be taxed at the rates applicable to short-term or long-term capital gains, depending on the holding period.

Nonqualified Stock Options. A recipient (i.e., an employee, consultant or director) will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon the exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option's exercise price. Upon a subsequent sale of the Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

Other Tax Consequences. In addition, (i) any officers and directors of the Company subject to Section 16(b) of the Exchange Act may also be subject to special tax rules regarding the income tax consequences concerning their options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules

(including, without limitation, Section 162(m) of the Code regarding a $1,000,000 limitation on deductible compensation), (iii) the exercise of an ISO may have implications in the computation of alternative minimum taxable income, and (iv) in the event that the exercisability or vesting of any option is accelerated because of a change of control, payments relating to the option, either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period and the plan under which the options are granted is approved by stockholders and is administered by a Committee comprised of outside directors. The Plan is intended to satisfy these requirements with respect to options.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the Plan will be required for approval of the Plan.

The Board of Directors recommends that the stockholders vote FOR approval of the Amendment to the Company's 2000 Stock Incentive Plan.

APPROVAL OF THE COMPANY'S 2001 EMPLOYEE STOCK PURCHASE PLAN

General

The Board of Directors has adopted the Comtech Telecommunications Corp. 2001 Employee Stock Purchase Plan (the "Purchase Plan"), subject to stockholder approval. The Plan is intended to provide eligible employees of the Company and subsidiaries with the opportunity to purchase shares of the Company's Common Stock through payroll deductions. The Board of Directors believes that this will give employees the opportunity to acquire an additional interest in, and a further incentive to promote, the growth of the Company.

A maximum of 300,000 shares of the Company's authorized and unissued Common Stock will be reserved for offering under the Purchase Plan. Participation in the Purchase Plan will be open to employees of the Company and its subsidiaries, other than officers and directors, who have been employed for at least one year and meet other minimum eligibility requirements.

At the beginning of each three-month period, commencing with the first business day of January, 2001, eligible employees will be granted the right to purchase up to 100 shares at a price equal to 85% of the fair market value of the Common Stock at either the beginning or end of the period, whichever is lower. Employees electing to participate in the Purchase Plan may purchase stock by executing a subscription agreement and authorizing payroll deductions in an amount not less than $5.00 per week and not more than 20% of their gross basic compensation per payroll period. In no event shall an employee purchase Common Stock under the Purchase Plan and under all other employee stock purchase plans of the Company or its subsidiaries at a rate which exceeds $25,000 of the fair market value of such stock for each calendar year. Payroll deductions to purchase Common Stock shall continue to be made until the purchase date, which shall be the last business day of each applicable three-month period. Rights with respect to any shares not purchased on such date will automatically lapse.

Funds paid under the Purchase Plan by participants will be deposited in a special bank account. Such funds will be applied in accordance with the provisions of the Purchase Plan and will bear no interest. Any amount paid into the Purchase Plan in excess of the purchase price as determined on a purchase date will be credited to the employee's account for the next succeeding offering. Any participating employee may cancel his participation in the Purchase Plan at any time up to ten business days prior to a purchase date by giving written notice of cancellation to the Company, in which event the amount then held for the employee in the special account will be refunded without interest.

The Purchase Plan contains provisions to prevent dilution in case of stock dividends, stock splits, and changes in the structure of shares of the Common Stock of the Company. The Purchase Plan may be amended, modified or discontinued at any time by the Board of Directors, except that existing rights of employees may not be adversely affected, the number of shares reserved under the Purchase Plan may not be increased, and the formula for determining the purchase price of shares may not be changed.

The foregoing summary of the Purchase Plan is qualified in its entirety by reference to the Purchase Plan, a copy of which is annexed to this Proxy Statement as Appendix B.

Certain Federal Income Tax Consequences Relating to the Plan

The following discussion of the principal U.S. federal income tax consequences with respect to the purchase of Common Stock under the Purchase Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state, local, estate and social security tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. Neither the grant of a right to purchase shares under the Purchase Plan nor the purchase of such shares will have any immediate tax consequence for a participating employee. If he makes no disposition of the shares within two years from the date the right to purchase was granted to him nor within one year from the date the shares were purchased, upon subsequent disposition of the shares he will realize ordinary income to the extent of the lesser of (a) the amount by which the fair market, value of the shares at the time the right to purchase was granted exceeded an amount equal to 85% of such fair market value (the purchase price if determined at such time) or (b) the amount by which the fair market value of the shares on the date of the disposition exceeded the price paid by the employee. Any further gain will be taxed at capital gains rates. No income tax deduction will be allowed to the Company with respect to shares purchased under the Purchase Plan by a participating employee provided such shares are held for the required periods. The earlier disposition of the shares will result in any excess of the fair market value of the shares at the time of purchase over the purchase price being treated as income in the nature of compensation taxable to the employee at ordinary income tax rates in the year in which the disposition occurred, in which case the Company will be entitled to a corresponding deduction.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by Proxy at the Annual Meeting of Stockholders and entitled to vote on the Plan will be required for approval of the Plan.

The Board of Directors recommends that the stockholders vote FOR the approval of the Company's 2001 Employee Stock Purchase Plan.

SELECTION OF AUDITORS

The Board of Directors has selected KPMG LLP as the Company's auditors for the current fiscal year, subject to ratification by the stockholders. If the stockholders do not ratify such selection, it will be reconsidered by the Board. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be required to ratify the selection of KPMG LLP as the Company's auditors for the current fiscal year.

The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of KPMG LLP as the Company's auditors.

                             EXECUTIVE COMPENSATION

              Summary Compensation Table for the Fiscal Years Ended
                          July 31, 2000, 1999 and 1998

                                                                                                  Long Term
                                                                                                  Compensation
                                                      Annual                           -----------------------------------
                                                   Compensation                        Options     Restricted
                                     Fiscal    ---------------------                   No. Of        Stock          LTIP
   Name and Principal Position        Year      Salary        Bonus         Other      Shares        Awards        Payouts
   ---------------------------        ----      ------        -----         -----      ------        ------        -------

Fred Kornberg (1)                     2000     $302,000     $250,000          *            --           --
Chairman, Chief Executive             1999      265,000       95,445          *          30,000         --
Officer and President                 1998      240,000       44,940          *         150,000(4)      --

J. Preston Windus, Jr. (2)            2000      195,000     $ 50,000          *            --           --
Senior Vice President, Chief          1999      170,000       29,200          *          15,000         --
Financial Officer  and                1998      150,000       56,700          *          60,000(4)      --
President of
Comtech PST Corp.

Richard L. Burt (2)                   2000     195,000      $211,500          *            --           --
Senior Vice President;                1999     160,000        69,600          *         15,000          --
President of Comtech Systems, Inc.    1998     150,000        19,600          *         60,000(4)       --

Robert L. McCollum (2)                2000     145,000      $ 20,800          *            --           --       $856,800(5)
Senior Vice President;                1999     135,000          --            *            --           --
President Comtech EF Data Corp.       1998     135,000          --            *         60,000(4)       --

Gail Segui (3)                        2000     102,000      $ 25,000          *            --           --
Secretary and Treasurer               1999      80,000         6,300          *            --           --

----------
*     Less than 10% of the total salary and bonus reported for such officer.

(1) Mr. Kornberg is employed pursuant to an agreement which was amended and restated in January 1998 and which provides, among other things, for his employment until 2003; provided, however, that the employment period shall be automatically extended for successive two year periods unless either party gives notice of non- extension to the other at least six months in advance of the then scheduled termination date; at a current basic compensation of $332,000 per annum plus such additional amounts, if any, as the Board of Directors may from time to time determine and incentive compensation, not to exceed his basic compensation, equal to 3.5% of the Company's pre-tax income plus such additional amounts as the Board of Directors may from time to time determine. Fifty percent of any such incentive compensation is payable to Mr. Kornberg in the November following the fiscal year to which such compensation relates, the balance is payable on the first anniversary of the initial 50% payment. If Mr. Kornberg voluntarily terminates his employment with the Company other than after a Change in Control (as defined in his employment agreement), or if the Company terminates his employment due to disability or for cause, he will forfeit his right to receive accrued but unpaid incentive compensation. If a Change in Control of the Company occurs, Mr. Kornberg is entitled to terminate his employment and receive a lump sum payment (subject to possible adjustments to avoid the characterization of the payment as excess parachute payments and the consequent imposition of taxes under Section 280G of the Code) equal to the sum of (i) his then basic compensation for the balance of the employment period or three times his basic compensation, whichever is greater, (ii) accrued but unpaid incentive compensation with respect to prior fiscal years and (iii) if he so elects, the market value less the applicable exercise price, of any stock option then held by him. The aggregate of (i), (ii) and (iii), as of October 13, 2000, would have been $2,884,000. Mr. Kornberg would also be entitled to receive benefits under the Company's benefit plans, or substantially equal benefits, for the remainder of the employment period.

(2) Mr. Windus, Mr. Burt, and Mr. McCollum are eligible to receive, in addition to their respective base compensation amounts, a percentage of the relevant subsidiary's pre-tax profits based principally upon the attainment of various goals plus such additional amounts, if any, as the Board of Directors may from time to time determine. These goals, which may include target levels of sales, pre-tax profits, customer orders or cash flow, are developed by senior management and submitted to the Executive Compensation Committee for annual approval.

(3) Ms. Segui is eligible to receive incentive compensation based upon the attainment of certain corporate goals and personal performance targets plus such additional amounts, if any, as the Board of Directors may from time to time determine. These goals and targets are developed by senior management and submitted to the Executive Compensation Committee for annual approval.

(4) On January 14, 1998, the Company granted Mr. Kornberg, Mr. Windus, Mr. Burt, Mr. McCollum and Ms. Segui options of 150,000; 60,000; 60,000; 60,000 and 9,000 respectively. The options granted to Mr. Kornberg and Ms. Segui will expire on January 14, 2008, subject to earlier expiration in the event their employment with the Company terminates, and may not be exercised unless they have vested. The options will vest on December 15, 2007, subject to accelerated vesting, in 37,500 and 2,250 share increments, respectively, if prior to March 31, 2001, the market value of the Company's Common Stock for any 20 consecutive day trading period exceeds successive thresholds of $6.34, $6.67, $13.33 and $20. The options granted to each of Mr. Windus, Mr. Burt, and Mr. McCollum will expire on January 14, 2008, subject to earlier expiration in the event an individual's employment with the Company terminates, and may not be exercised unless they have vested. These options will vest on December 15, 2007, subject to accelerated vesting based upon the achievement of net income and cash flow targets for the subsidiary headed by the recipient during 1998, 1999 and 2000 fiscal years. Pursuant to such accelerated vesting, 112,500 of the options granted to Mr. Kornberg, 6,750 of the options granted to Ms. Segui, 36,000 of the options granted to Mr. Windus and 60,000 of the options granted to Mr. Burt and 30,000 of the options granted to Mr. McCollum have vested to date.

(5) Comprises the value of restricted stock granted to Mr. McCollum in 1994 that was subject to performance-based vesting and lapse of time, each of which conditions was waived by the Company in the fiscal year covered by the table.

         AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JULY 31, 2000
                      AND OPTION VALUES AS OF JULY 31, 2000

                                                                                           Value of Unexercised
                                                        Number of Unexercised Options     In-the-Money Options at
                              Shares                          at July 31, 2000                July 31, 2000(2)
                             Acquired       Value        ---------------------------   ----------------------------
Name                        on Exercise   Realized (1)   Exercisable   Unexercisable   Exercisable    Unexercisable
----                        -----------   ------------   -----------   -------------   -----------    -------------
Fred Kornberg                   3,000     $   24,939       115,500         61,500      $1,286,813       $591,513
J. Preston Windus, Jr          39,750        624,600        50,250         37,500         569,719        463,313
Richard L. Burt                13,452        209,367        91,488         13,500       1,018,034        100,313
Robert L. McCollum                 --             --        30,000         30,000         341,250        341,250
Gail Segui                         --             --         7,650          3,150          87,883         36,434

----------
(1) "Value Realized" is calculated by determining the difference between the fair market value of the Common Stock on the date the options are exercised and the exercise price of the options.

(2) "In-the-Money Options" would be options outstanding at the end of July 31, 2000 for which the fair market value of the Common Stock on such date ($14.38) exceeded the exercise price of the options.

The Executive Compensation Committee has furnished the following report which describes the Committee's compensation policies applicable to the Company's executive officers and provides specific information regarding the compensation of the Company's Chief Executive Officer. (The information contained in the "Executive Compensation Committee Report" is not to be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.)

Executive Compensation Committee Report

Compensation Policies. The principal goal of the Company's compensation program as administered by the Executive Compensation Committee is to help the Company attract, motivate and retain the executive talent required to develop and achieve the Company's strategic and operating goals with a view to maximizing shareholder value. The key elements of this program and the objectives of each element are as follows:

Base Salary. Base salaries paid to the Company's executive officers are intended to be competitive with those paid to executives holding comparable positions in the marketplace. Individual performance and the performance of the Company or the applicable operating subsidiary are considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual goals in a manner consistent with operating and financial performance.

Bonuses. Annual cash bonuses are intended to motivate performance by creating the potential to earn annual incentive awards that are contingent upon personal and business performance. Excluding the Chief Executive Officer, bonuses are paid to the Company's executive officers pursuant to the Company's Incentive Compensation Plan for Subsidiary Presidents and Key Employees (the "Incentive Compensation Plan"). Each of the Company's executive officers other than the Chief Executive Officer and the Secretary, Treasurer is a President of one of the Company's operating subsidiaries. Under the Incentive Compensation Plan, the President of each of these subsidiaries is entitled to receive a bonus of up to a fixed percentage of each subsidiary's pre-tax profit each year, subject to the attainment of subsidiary pre-tax profit, new order, and cash flow targets and personal performance targets that are proposed by senior management and established by the Executive Compensation Committee, plus such additional amounts, if any, as the Board of Directors may from time to time determine. The Secretary and Treasurer's incentive compensation is subject to attainment of certain corporate goals and personal performance targets that are proposed by senior management and established by the Executive Compensation Committee, plus such additional amounts, if any, as the Board of Directors may from time to time determine.

Long Term Incentives. The Company provides its executive officers with long-term incentive compensation through grants of stock options under the Company's stock option plan. The grant of stock options aligns the executive's interests with those of the Company's stockholders by providing the executive with an opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. In fiscal 2000, no options to purchase shares of the Company's Common Stock were granted to the Company's four executive officers other than the Chief Executive Officer.

CEO's Compensation. Pursuant to Mr. Kornberg's employment agreement referred to in Note (1) to the Summary Compensation Table in "Executive Compensation," Mr. Kornberg received a base salary of $302,000 for fiscal 2000. Under his agreement, the non-recurring charges aggregating $10.4 million in fiscal 2000, which resulted in a $3.9 million loss, are not excluded in calculating his contractual bonus which is based on pre-tax income. However, for fiscal 2000 the Company reported that revenues increased by 75% to $66.4 million, and that, excluding non-recurring items, net income from continuing operations increased by 139% to $4.2 million and diluted earnings per share increased by 74% to $0.68, each reaching record levels. After considering, among other things, Mr. Kornberg's leadership in achieving these results and in the decision and negotiations resulting in the acquisition of EF Data, the Committee exercised its discretion under Mr. Kornberg's agreement and granted him a bonus of $250,000.


                                        The Executive Compensation Committee
                                        George Bugliarello, Chairman
                                        Gerard R. Nocita
                                        Sol S. Weiner

The Audit Committee has furnished the following report. The information contained in the "Audit Committee Report" is not to be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Audit Committee Report

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its responsibilities:

      o The Audit Committee reviewed and discussed the audited financial statement contained in the 2000 Annual Report on SEC Form 10-K with the Company's management and the independent auditors.

      o The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

      o The Audit Committee received from the independent auditors written disclosures regarding the auditors' independence, as required by Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors their independence from the Company and its management.

In reliance on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended July 31, 2000, for filing with the Securities and Exchange Commission.

                                       Audit Committee of the Board of Directors
                                       Sol S. Weiner, Chairman
                                       Gerard R. Nocita
                                       John B. Payne

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG COMTECH TELECOMMUNICATIONS CORP., THE S & P 500 INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

[The following table was depicted as a line graph in the printed material.]

                                                     Cumulative Total Return
                                    ----------------------------------------------------------
                                      7/95      7/96      7/97       7/98      7/99      7/00
COMTECH TELECOMMUNICATIONS CORP.    100.00    158.33    147.22     288.89    791.67    958.33
S & P 500                           100.00    116.57    177.35     211.55    254.29    277.12
NASDAQ TELECOMMUNICATIONS           100.00     99.47    132.71     219.84    338.10    344.64

* $100 invested on 7/31/95 in stock or index -- including reinvestment of dividends, fiscal year ending July 31.

                            COMPENSATION OF DIRECTORS

Each Director who is not a salaried employee of the Company receives an annual retainer of $10,000. Under the Company's 2000 Stock Incentive Plan, each director who is not already an employee of the Company receives an option grant to purchase: (i) 3,000 shares of Common Stock as of the date the director begins service on the Board; (ii) 3,500 shares of Common Stock on each August 1st, commencing August 1, 2001 (before such date, 1,500 shares) during the term of the Plan and (iii) 2,000 shares of Common Stock as of November 6, 2000. The options are exercisable one year after the date of grant. The exercise price of all such options is equal to the stock's fair market value on the date of grant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases its facilities in Melville, New York from a partnership controlled by the Company's Chairman and Chief Executive Officer. The lease, as amended, provides for the Company's exclusive use of the premises as they now exist for an initial term of ten years. The Company has the option to extend the term of the lease for an additional ten-year period, and a right of first refusal in the event of a sale of the facility. The annual rental under the lease ($456,000 in fiscal 2000) is subject to adjustments.

The Company leases its St. Cloud, Florida facility from a partnership in which
J. Preston Windus, Jr., Senior Vice President and Chief Financial Officer of the Company, is a general partner. The annual rental under the lease ($207,000 in fiscal 2000) is subject to adjustments.

                       VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the meeting. If other matters do come before the meeting, the persons acting pursuant to the proxy will vote on them in their discretion.

Proxies may be solicited by mail, telephone, telegram, and personally by directors, officers and other employees of the Company. The cost of soliciting proxies will be borne by the Company. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning December 3, 2000 at the Company's headquarters located at 105 Baylis Road, Melville, New York 11747.

              SECTION 16(a) BENEFICIAL OWNERSHIP VOTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the Securities and Exchange Commission ("SEC") reports of ownership, and reports of changes in ownership, of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such reports that they file. Based solely on such reports and written representations of the Company's directors and executive officers, the Company believes that during the two fiscal year period ended July 31, 2000, the Company's executive officers and directors complied with all applicable Section 16(a) filing requirements.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2001 Annual Meeting included in the Company's proxy statement must submit such proposal at the principal offices of the Company not later than July 9, 2001. It is suggested that any such proposals be submitted by certified mail, return receipt requested. Under the Company's By-Laws, a stockholder nomination for election to the Board of Directors may not be made at the 2001 Annual Meeting unless notice (including all information that would be required in connection with such nomination under the Securities and Exchange Commission's proxy rules if such nomination were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially by the person proposing to make such nomination is delivered in person or mailed to the Company and received by it not earlier than August 14, 2001 or later than September 13, 2001; provided, however, that such notice must be received not more than 90 days prior to the 2001 Annual Meeting or less than 60 days prior to the 2001 Annual Meeting if the 2001 Annual Meeting is not held within 30 days before or after the anniversary date of the 2000 Annual Meeting. Under the Securities and Exchange Commission's proxy rules, proxies solicited by the Board of Directors for the 2001 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any shareholder proposal not included in the Company's proxy statement if the Company does not receive notice of such proposal on or before September 23, 2001, unless the 2001 Annual Meeting is not held within 30 days before or after the anniversary date of the 2000 Annual Meeting.

                                        By order of the Board of Directors
                                        Gail Segui
                                        Secretary

Date:   November 6, 2000

                                                                      Appendix A

                              AMENDMENT NUMBER ONE

                                     TO THE

                        COMTECH TELECOMMUNICATIONS CORP.

                            2000 STOCK INCENTIVE PLAN

            WHEREAS, Comtech Telecommunications Corp. (the "Company") maintains The Comtech Telecommunications Corp. 2000 Stock Incentive Plan (the "Plan");

            WHEREAS, pursuant to Section 15 of the Plan, the Board of Directors of the Company (the "Board") may at any time, and from time to time, amend the Plan, subject to stockholder approval if required pursuant to the terms of the Plan and applicable law; and

                  WHEREAS, the Board desires to amend the Plan, effective October 19, 2000.

                  NOW, THEREFORE, the Plan is amended as follows:

                  1. Section 2 of the Plan is amended by adding the following new subsection after existing subsection 2.11 which shall cause the remainder of the subsections under Section 2 to be redesignated accordingly:

         "2.12 "Detrimental Activity" means (a) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company's or its Affiliate's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its Affiliates, acquired by a Participant prior to the Participant's Termination; (b) activity while employed that results, or if known could result, in the Participant's Termination that is classified by the Company as a Termination for Cause; (c) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hire) any non-clerical employee of the Company or its Affiliates to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant's employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (d) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company or its Affiliates without, in all cases, written authorization from the Company; (e) the Participant's Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products; (f) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its Affiliates, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates, or (g) breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or non-competition or non-solicitation agreement). Unless otherwise determined by the Committee at grant, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant's Termination. For purposes of subsections (a), (c), (d) and (f) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization."

            2. Section 2 of the Plan is further amended by adding the following new subsection after existing subsection 2.12 which shall cause the remainder of the subsections under Section 2 to be redesignated accordingly:

      "2.13 "Disparagement" means making comments or statements to the press, the Company's or its Affiliates' employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship which would adversely affect in any manner: the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects), or the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees."

            3. The first sentence of Section 4.1(a) of the Plan is amended, subject to the approval of the stockholders of the Company, to read as follows:

      "The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 850,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2) with respect to all types of Awards, plus 882,935 shares of Common Stock relating to outstanding awards assumed by this Plan under Section 4.4 for a total of 1,732,935 shares of Common Stock."

            4. Section 6.3 of the Plan is amended by adding the following at the end thereof:

      "(h) Detrimental Activity. Unless otherwise determined by the Committee at grant, (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options (whether vested or unvested) held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period following the later of (x) Participant's Termination of Employment or (y) the date the Stock Option is exercised, that any Stock Options shall be immediately forfeited (whether or not then vested) and the Company shall be entitled to recover from the Participant at any time within one year after the later of (x) or (y), and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise of any Stock Options (whether at the time of exercise or thereafter)."

            5. Section 7.2 of the Plan is amended by adding the following at the end thereof:

      "(f) Detrimental Activity. Unless otherwise determined by the Committee at grant, (i) in the event the Participant engages in Detrimental Activity prior to any exercise of Tandem Stock Appreciation Rights, all Tandem Stock Appreciation Rights (whether vested or unvested) held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period following the later of (x) Participant's Termination of Employment or (y) the date the Tandem Stock Appreciation

      Right is exercised, that any Tandem Stock Appreciation Rights shall be immediately forfeited (whether or not then vested) and the Company shall be entitled to recover from the Participant at any time within one year after the later of (x) or (y), and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter)."

            6. Section 7.4 of the Plan is amended by adding the following at the end thereof:

      "(e) Detrimental Activity. Unless otherwise determined by the Committee at grant, (i) in the event the Participant engages in Detrimental Activity prior to any exercise of Non-Tandem Stock Appreciation Rights, all Non-Tandem Stock Appreciation Rights (whether vested or unvested) held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period following the later of
      (x) Participant's Termination of Employment or (y) the date the Non-Tandem Stock Appreciation Right is exercised, that any Non-Tandem Stock Appreciation Rights shall be immediately forfeited (whether or not then vested) and the Company shall be entitled to recover from the Participant at any time within one year after the later of (x) or (y), and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter)."

            7. Section 8.3 of the Plan is amended by adding the following at the end thereof:

      "(d) Detrimental Activity. Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one year period following the later of Termination of Employment or any vesting of Restricted Stock, the Committee may direct (at any time within one year thereafter) that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the gain realized at the time of vesting of any Restricted Stock."

            8. Section 9.2 of the Plan is amended by adding the following at the end thereof:

      "(e) Detrimental Activity. Unless otherwise determined by the Committee at grant, each Award of Performance Shares shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one year period following the later of Termination of Employment or any vesting of Performance Shares, the Committee may direct (at any time within one year thereafter) that all unvested Performance Shares shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the gain realized at the time of vesting of any Performance Shares."

            9. Section 10.2 of the Plan is amended by adding the following at the end thereof:

      "(f) Detrimental Activity. Unless otherwise determined by the Committee at grant, each Award of Performance Units shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one year period following the later of Termination of Employment or any vesting of Performance Units, the Committee may direct (at any time within one year thereafter) that all unvested Performance Units shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the gain realized at the time of vesting of any Performance Units which had vested in the period referred to above."

            10. Section 11.2 of the Plan is amended by adding the following at the end thereof:

      "(f) Detrimental Activity. Other Stock-Based Awards under this Article XI and any Common Stock covered by any such Award shall be forfeited in the event the Participant engages in Detrimental Activity under such conditions set forth by the Committee in the Award agreement."

            11. Section 12.2(a)(iii) of the Plan is amended by adding the following at the end thereof:

      "Notwithstanding the foregoing, effective for Stock Options and Stock Appreciation Rights granted on or after October 19, 2000, if a Participant's Termination of Employment or Termination of Consultancy is voluntary, all Stock Options and Stock Appreciation Rights held by such Participant shall thereupon terminate and expire as of the date of such Termination of Employment or Termination of Consultancy."

            12. Section 13.2(b) of the Plan is amended in its entirety to read as follows:

      "(b) In addition to Stock Options granted pursuant to (a) above, Stock Options; (i) to purchase 3,500 shares of Common Stock as of the August 1 of each year, commencing August 1, 2001, provided he or she has not, as of such day, experienced a Termination of Directorship and provided further that he or she has been a Non-Employee Director for at least six months as of such August 1 date; and (ii) to purchase 2,000 shares of Common Stock as of November 6, 2000."

            13. Section 13.5(a) of the Plan is amended in its entirety to read as follows:

      "(a) Termination of Directorship by Reason of Death, Disability or Otherwise Ceasing to be a Director. Except as otherwise provided herein, upon the Termination of Directorship by reason of death, disability, resignation, failure to stand for reelection or failure to be reelected or otherwise, all outstanding Stock Options exercisable and not exercised shall remain exercisable to the extent exercisable on such date of Termination of Directorship by the Participant or, in the case of death, by the Participant's estate or by the person given authority to exercise such Stock Options by his or her will or by operations of law, at any time prior to the expiration of the stated term of such Stock Options."

            14. The introductory clause to the first sentence of Section 13.5(b) is amended to read "Except as provided in Section 13.6" in lieu of "Except as provided in (a) above."

            15. Section 13.6 of the Plan is amended in its entirety to read as follows:

      "13.6 Acceleration of Exercisability. All Stock Options granted to a Non-Employee Director and not previously exercisable shall become fully exercisable upon such Director's death, and all Stock Options granted to Non-Employee Directors and not previously exercisable shall become fully exercisable upon a Change in Control (as defined in Section 14.2)."

      IN WITNESS WHEREOF, this amendment has been executed on the 19th day of October 2000.

                                        COMTECH TELECOMMUNICATIONS CORP


                                        By: /s/ J. Preston Windus, Jr
                                           -------------------------------------
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                                                      Appendix B

                        COMTECH TELECOMMUNICATIONS CORP.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

(1) Purpose Of The Plan

      The purpose of the Plan is to provide a method by which eligible employees may purchase shares of common stock of Comtech Telecommunications Corp. (the "Company"), $.10 par value per share (the "Common Stock") by payroll deductions and at discounted prices. By this means, eligible employees will be given an opportunity to acquire an additional interest in the economic progress of the Company and a further incentive to promote the best interests of the Company.

      It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan shall be construed in accordance with such purpose. The Plan is effective January 1, 2001, subject to the approval of the Company's stockholders.

(2) Eligible Employees

      All persons who as of any Offering Date, as hereinafter defined, are employees of the Company or any of its subsidiaries and who have been continuously in the employ of the Company or any of its subsidiaries for at least one year at such date will be eligible to participate in this Plan, except for the following who shall not be eligible:

      (a) Any employee whose customary employment is 20 hours or less per week or not more than 5 months during a calendar year;

      (b) Any employee who, immediately after any Offering Date would own (as determined under Section 424(d) of the Code), stock, and/or hold outstanding options to purchase stock, possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company, any subsidiary, as defined under Section 424(f) of the Code or any parent corporation, as defined under Section 424(e) of the Code;

      (c) Any employee to whom grant of an option hereunder would permit his rights to purchase stock under the Plan and under all other employee stock purchase plans, if any, of the Company or its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; and

      (d) Any officer or director of the Company.

(3) Number of Shares to be Offered

      A maximum of 300,000 shares will be offered for subscription, subject to adjustment as provided under Section 17. Purchases of Common Stock may be made on the open market or through the delivery of treasury shares or newly-issued and authorized shares, as determined by the Company.

(4) Offering And Purchase Dates

      A separate offering will be made on the first business day of January, April, July and October in each year commencing with 2001, each such date being herein referred to as an "Offering Date." A "Purchase Date" is the last business day in the succeeding March for offerings made in January, the last business day in the succeeding June for offerings in April, the last business day in the succeeding September for offerings made in July and the last business day in the succeeding December for offerings made in October.

The offering will be reduced on a pro rata basis to the extent that the authorized shares remaining are not sufficient to enable the number of anticipated subscribers to subscribe to purchase at least 100 shares each.

(5) Purchase Price

      The purchase price per share with respect to each offering shall be 85% of the fair market value of the Common Stock on (i) the Offering Date, or (ii) the Purchase Date, which ever date produces the lower price

      "Fair market value" shall mean the average of the closing bid and asked prices of the Common Stock on the applicable date, as reported on the principal national securities exchange in which it is then traded or the Nasdaq Stock Market, Inc. or if not traded on such principal national securities exchange or the Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc.

(6) Method Of Payment

      Payment will be made through payroll deductions authorized as provided in
Section 7 hereof, which shall not be less than $5.00 per week ($10.00 bi-weekly), nor more than 20 percent of the employee's gross base salary (including payroll deductions under Sections 401(k) and 125 of the Code but excluding any overtime, bonuses, or other extra compensation) per payroll period.

      If, as of any Purchase Date, any participant has made an overpayment for the amount of shares for which the participant has subscribed, either due to the operation of Section 5 hereof, or otherwise, such overpayment shall be credited to his account for the next succeeding offering.

(7) How And When To Subscribe

Subscription agreements will be made available to all eligible employees. To subscribe to the first offering under the Plan, an eligible employee must sign and deliver a payroll deduction authorization/subscription form to the Company on or before January 1, 2001.

      Employees who are eligible to participate in the first offering under the Plan, but who choose not to participate, employees who subsequently become eligible to participate, and employees who have canceled their participation in the Plan may subscribe to any subsequent offering for which they are eligible by signing and delivering a payroll deduction authorization/subscription form to the Company not less than 30 days prior to the applicable Offering Date.

      A payroll deduction authorization/subscription form once filed by an employee shall remain effective for all subsequent offerings under the Plan, subject to an employee's right to cancel participation as provided in Section 11.

(8) Limit On Number of Shares Subscribed

      The subscription by an eligible employee in any offering may not exceed 100 shares of Common Stock, subject to adjustment as provided in Section 17.

(9) Date Of Granting Option And Exercising Option And Life Of Option

      Options to purchase 100 shares of Common Stock shall be deemed granted to each participating employee as of the respective Offering Dates. As of the applicable Purchase Date, a participant's option shall be exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to his account at that time will purchase at the applicable price specified in Section 5 hereof. Options not exercised as of the applicable Purchase Date shall automatically lapse.

(10) Method of Handling Employees' Money

      Funds paid into the Plan by participants will be deposited in a special bank account to be know as Comtech Employee Stock Purchase Plan Account. Such funds will be applied in accordance with the provisions of the Plan and will bear no interest. Stock certificates representing shares purchased by participants will be issued as soon as practicable after the Purchase Date. Simultaneously with the issuance of the certificates, the funds will be paid over to the Company.

(11) Cancellation of Participation

      Any participating employee may cancel his participation in the Plan at any time by giving written notice of cancellation to the Company not less than 10 business days prior to any Purchase Date. In such event the amount then held for such employee in the Comtech Employee Stock Purchase Plan Account will be refunded.

      Any employee who cancels his participation in the Plan may subscribe in the manner prescribed in Section 7 hereof to subsequent offerings which commence at least six months after such cancellation.

(12) Interest

      No interest will be paid or allowed under any circumstances on any money paid under the Plan by participating employees.

(13) Rights Not Transferable

      An employee's rights under the Plan belong to the employee and may not be transferred or assigned to or availed of for any purpose by any other person during the employee's lifetime.

(14) Termination of Rights

      Upon termination of employment for any reason other than retirement, disability or death, the participating employee or his estate will be refunded the amount then held for such employee in the Comtech Employee Stock Purchase Plan Account. In the case of retirement, disability or death, the participating employee or his estate may elect within thirty days after the happening of such event to (i) receive in cash the amount then held for the employee in the Comtech Employee Stock Purchase Plan Account, or (ii) have the amount then held for the employee applied to the purchase of as many full shares as such amount will purchase at the applicable purchase price determined as of the Offering Date, and any remaining balance refunded. A failure to make such election within the said thirty-day period will be treated as notice of cancellation and the amount then held for the employee will be refunded.

(15) Persons to Whom Shares Will be Issued

      Unless otherwise directed, the shares will be issued in the name of the participating employee. However, the employee may direct registration of the shares in his name and in the name of one other person, but only as tenants by the entireties or joint tenants with right of survivorship.

(16) Amendment or Discontinuance of Plan

      The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no employee's then existing rights are adversely affected, and provided further that no such amendment of the Plan shall, except as provided in Section 17: (i) increase above 300,000 the total number of shares of Common Stock to be offered (subject to adjustment under Section 17), (ii) change the formula for determining the price at which the shares will be paid, (iii) increase the maximum number of shares which an eligible employee may purchase, or (iv) extend the duration of the Plan.

(17) Adjustment of Subscription

      In the event of reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of shares of the Common Stock of the Company, the Board of Directors of the Company may make such adjustment as it may deem appropriate in the number, kind and subscription price of shares available for purchase under the Plan.

(18) Coordination with 401(k) Plan

      In the event a participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401(k) profit sharing plan of the Company or a subsidiary or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, such participant's payroll deductions and the purchase of shares of Common Stock under the Plan shall be suspended until the first payroll period following the Offering Date commencing after the twelve (12) month period after such hardship withdrawal. If a participant who elects a hardship withdrawal under such a 401(k) profit sharing plan or such other plan has a cash balance accumulated in the Comtech Employee Stock Purchase Plan Account at the time of withdrawal that has not already been applied to purchase shares of Common Stock, such cash balance shall be returned to the participant as soon as administratively practicable.

(19) Administration

      The Plan shall be administered by a committee appointed by the Board (or if no Committee is appointed by the Board, the Board) (the "Committee"), and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the laws of, countries other than the United States to comply with applicable tax and securities laws. All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties.

      The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an agent to administer the Plan, purchase and sell shares of Common Stock in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(20) Use of Funds

      Notwithstanding anything herein to the contrary, all payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(21) Regulations and Other Approvals

      The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

      To the extent required, the Plan is intended to comply with Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

(22) Withholding of Taxes

      If a participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to such participant pursuant to such participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Purchase Date, such participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the participant the Company is required to withhold.

      Notwithstanding anything herein to the contrary, the Company and each subsidiary shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Common Stock pursuant to the Plan. Notwithstanding anything herein to the contrary, the Company or any subsidiary may require a participant to remit an amount equal to the required withholding amount and may invalidate any election if the participant does not remit applicable withholding taxes.

(23) No Employment Rights

      The establishment and operation of this Plan shall not confer any legal rights upon any participant or other person for a continuation of employment, nor shall it interfere with the rights of the Company or a subsidiary to discharge any employee and to treat him without regard to the effect which that treatment might have upon him as a participant or potential participant under the Plan.

(24) Severability of Provisions

      If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

(25) Construction

      The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                                                      Appendix C

                        COMTECH TELECOMMUNICATIONS CORP.

                             AUDIT COMMITTEE CHARTER

I. PURPOSE

      The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports. Key components of fulfilling this charge include:

      o Facilitating and maintaining an open avenue of communication among the Board, the Committee, the senior management, the independent accountants.

      o Serving as an independent and objective party to monitor the company's financial reporting process and internal control system.

      o     Reviewing and appraising the efforts of the independent accountants.

II. ORGANIZATION/COMPOSITION

      The Committee shall be comprised of three or more directors, each of whom shall be independent directors as defined by the SEC and NASDAQ. The members shall be free from any financial, family or other personal and professional relationships that, in the opinion of the Board or the Committee, would interfere with the exercise of his or her independence from management and the company. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member should have accounting or related financial management expertise.

III. MEETINGS

      The Committee should meet quarterly, or more frequently as circumstances dictate. The Committee shall meet with the independent accountants in the planning phase of their audit and after the audit is completed. The Committee shall request legal updates from outside legal resources as it determines that the need exists. The Committee shall have sole discretion in determining the meeting attendees and agenda.

IV. RESPONSIBILITIES AND DUTIES

      The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and provide reasonable assurance to the Board that the accounting and reporting practices of the company are in accordance with generally accepted requirements.

      The Committee shall fulfill its duties and responsibilities as follows:

      A. General

            o Adopt a formal written charter that is approved by the Board that specifies scope of responsibility, process, membership, etc. The charter shall be reviewed as necessary, but at least annually.

            o Prepare a report for inclusion in the proxy statement as required by the SEC.

            o     Maintain minutes or other records of meetings and activities.

            o Report the Committee's actions to the Board with such recommendations as the Committee may deem appropriate.

            o As part of executing its responsibility to foster open communication, the Committee shall meet, without members of the senior management present, in separate executive sessions with the independent accountants, and others as appropriate, to discuss matters that the Committee believes should be discussed privately.

            o Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain counsel, accountants, or others to assist it in the conduct of any investigation.

      B. Independent Accountants

      The independent accountants are ultimately accountable to the Committee and the Board, and the Committee and the Board have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent accountants.

            o Based on the Committee's review and discussions, recommend to the Board the selection of the independent accountants, considering, among other things, independence and effectiveness, and approve the fees to be paid to the independent accountants. Annually, the Committee shall ensure that a formal statement delineating all relationships between the independent accountants and the company is received from the independent accountants. The Committee shall discuss with the independent accountants any and all significant relationships between the independent accountants and the company to determine the accountants' independence in accordance with the Independence Standards Board Statement No. 1.

            o     Approve any replacement of the independent accountants.

            o Consult with the independent accountants out of management's presence about internal controls and the fullness/fairness of the financial statements.

            o Meet with the independent accountants and financial management of the company to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent accountants inform the Committee of any significant changes in the independent accountants' original audit plan and that the independent accountants conduct a review of interim financial information prior to the company's filing of each quarterly report to shareholders (Form 10-Q).

      C. Financial Statements/Internal Controls

            o Review annual financial statements with management and the independent accountants to determine that the independent accountants are satisfied with the disclosure and content of the financial statements, including the nature and extent of any significant changes in accounting principles. Recommend to the Board that the financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

            o Consider the independent accountants' judgments regarding the quality and appropriateness of the company's financial statements.

            o Make inquiries of management and independent accountants concerning the adequacy of the company's system of internal controls.

            o Advise financial management and the independent accountants that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

            o Review interim period financial statements to be filed with the SEC, with corporate financial management and the independent accountants, prior to filing such statements or releasing earnings information to the public.

            o Advise financial management and the independent accountants to discuss with the Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

--------------------------------------------------------------------------------
                        COMTECH TELECOMMUNICATIONS CORP.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

      The undersigned hereby appoints Fred Kornberg and J. Preston Windus, Jr. and each of them full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Comtech Telecommunications Corp. (the "Company") to be held at the Marriott Hotel, 1350 Old Walt Whitman Road, Melville, New York 11747 on December 12, 2000, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

      This proxy will be voted as specified and, unless otherwise specified in the spaces provided, this proxy will be voted FOR the election of directors and FOR the proposals referred to in items 2, 3, and 4 hereon.

                        (To be Signed on Reverse Side.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMTECH TELECOMMUNICATIONS CORP.

PROPOSAL 1.
1.      Election of Directors                        FOR      WITHHOLD   FOR ALL
        Nominees:       01) Richard L. Goldberg      ALL        ALL      EXCEPT
                        02) George Bugllarello       |_|        |_|        |_|

To withhold authority to vote, mark "For All Except" and write the nominee's number in the line below.

-------------------------

This proxy will be voted or withheld from being voted in accordance with the Instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR THE NOMINEES LISTED AT ABOVE LEFT AND FOR APPROVAL OF PROPOSALS 2, 3, AND 4.


PROPOSAL 2.                                         For      Against    Abstain
2.      Approval of amendment to the Company's
        2000 Stock Incentive Plan.                  |_|        |_|         |_|

PROPOSAL 3.
3.      Approval of 2001 Employee Stock Purchase
        Plan.                                       |_|        |_|         |_|

PROPOSAL 4.
4.      Ratification of selection of KPMG LLP as
        auditors.                                   |_|        |_|         |_|

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.


--------------------------------           ----------------------------------
Please SIGN HERE            Date           SIGNATURE (IF HELD JOINTLY)   Date